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                                                                     EXHIBIT 3.8

                            ARTICLES OF INCORPORATION
                                       OF
                        RXCONNECT ACQUISITION CORPORATION


                                    ARTICLE I

       The name of this corporation is RXCONNECT ACQUISITION CORPORATION.


                                   ARTICLE II

        The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.


                                   ARTICLE III

        The name of this corporation's initial agent for service of process in the State of California is:

                              CT Corporation System


                                   ARTICLE IV

        This corporation is authorized to issue only one class of shares, which shall be designated "Common Stock." This corporation is authorized to issue 1,000,000 shares of Common Stock.


                                    ARTICLE V

        The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.


                                   ARTICLE VI

        This corporation is authorized to indemnify the directors and officers of this corporation to the fullest extent permissible under California law.


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        IN WITNESS WHEREOF, the undersigned, who is the incorporator of this corporation, has executed these Articles of Incorporation on December 19, 2000.



                                            /s/ Payman Pezhman
                                            ------------------------------------
                                            Payman Pezhman
                                            Incorporator



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                           CERTIFICATE OF AMENDMENT OF
                          ARTICLES OF INCORPORATION OF
                        RXCONNECT ACQUISITION CORPORATION

        David Grant and Joseph S. Konowiecki certify that:

        1. They are the President and Secretary, respectively, of RxConnect Acquisition Corporation, a California corporation.

        2. Article One of the Articles of Incorporation is amended to read in its entirety as follows:

        "The name of this corporation is Rx-Connect, Inc."

        3. The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors.

        4. The foregoing amendment has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding shares of the corporation is 500,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

                                                 /s/ David S. Grant
                                                 -----------------------------
                                                 David Grant, President


                                                 /s/ Joseph S. Konowiecki
                                                 -------------------------------
                                                 Joseph S. Konowiecki, Secretary


                                  Verification

        We further declare under penalty of perjury under the laws of the State of California that the statements contained in this certificate are true and correct of our knowledge, and that this declaration was executed on November 5, 2001 at Santa Ana, California.


                                                 /s/ David S. Grant
                                                 -------------------------------
                                                 David Grant, President


                                                 /s/ Joseph S. Konowiecki
                                                 -------------------------------
                                                 Joseph S. Konowiecki, Secretary